Exhibit 99.1 Investor Presentation May 18th, 2018

Safe Harbor Statements Forward-Looking Statements Unless the context otherwise requires, references in this presentation to “Energizer,” “we,” “our,” and the “Company” refer to Energizer Holdings, Inc., and its subsidiaries. This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the expected benefits of the proposed acquisition of the battery and portable lighting business of Spectrum Brands Holdings, Inc. (the “transaction”), including, without limitation, future business, financial and operating results, the manner in which the proposed transaction is expected to be financed, and the anticipated timing of the completion of the proposed transaction. These forward-looking statements generally are identified by the words “will,” “opportunity,” “offers,” “expected,” “intends,” “anticipated” and similar words and expressions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward-looking statements are made based on information currently known and are subject to various risks and uncertainties. Risks and uncertainties to which these forward-looking statements are subject include, without limitation: (1) the proposed transaction may not be completed on the anticipated terms and timing or at all, (2) required regulatory approvals, including antitrust approvals, are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction, (3) a condition to closing of the proposed transaction may not be satisfied, (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (5) the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all, (6) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (7) negative effects of the announcement or the consummation of the transaction on the market price of Energizer’s common stock, (8) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of Energizer’s operations after the consummation of the transaction and on the other conditions to the completion of the proposed transaction, (9) the risks and costs associated with, and the ability of Energizer to, integrate the businesses successfully and to achieve anticipated synergies, (10) the risk that disruptions from the proposed transaction will harm Energizer’s business, including current plans and operations, (11) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (12) the ability of Energizer to retain and hire key personnel, (13) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, and (14) management’s response to any of the aforementioned factors. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Energizer’s most recent 10-K, 10-Q and 8-K reports. Readers should not to rely on any forward-looking statements. Energizer does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. 2

Safe Harbor Statements (cont’d) Non-GAAP Financial Measures While the Company reports financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this presentation includes non- GAAP measures, including, without limitation, Adjusted Gross Margin, Free Cash Flow, Adjusted Free Cash Flow, EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA and ratios derived therefrom. We believe these non-GAAP measures provide a meaningful comparison to the corresponding historical or future period, assist investors in performing their analysis, and provide investors with visibility into the underlying financial performance of the Company’s business. The Company believes that these non-GAAP measures are presented in such a way as to allow investors to more clearly understand the nature and amount of the adjustments to arrive at the non-GAAP measure. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. Additionally, these non-GAAP measures may differ from similarly titled measures presented by other companies. A reconciliation of these non-GAAP measures to the nearest comparable GAAP measure is available at the end of this presentation. We are unable to provide a reconciliation to FY18E adjusted gross margin or adjusted free cash flow as we are uncertain as to the timing of when acquisition and integration costs will be incurred. We are unable to provide a reconciliation of free cash flow, a non-GAAP measure, of the acquired business due to the carve-out nature of the proposed transaction. Market and Industry Data This presentation includes industry and trade association data, forecasts and information that were prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. Energizer has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. Presentation of Financial Information The pro forma financial information set forth herein has not been prepared in accordance with Article 11 of Regulation S-X, but rather represents a simple combination of Energizer’s and Spectrum Brands’ Battery and Portable Lighting Business (“Spectrum Batteries”) results. Pro forma financial information pursuant to Article 11 could differ materially from the combined information set forth herein. The pro forma financial information also gives effect to estimated synergies from the acquisition. Such adjustment is presented because the bridge credit agreement and the indenture governing the notes are expected to permit such an adjustment, and to permit investors to understand the calculation of EBITDA under the covenants in such agreements. It should not be viewed as a projection of actual results in any period. In particular, investors should understand that the Company expects to incur substantial cash expenditures (in excess of the anticipated annual synergies) to realize such synergies, and such expenditures are not taken into account in presenting EBITDA. In addition, the Company does not expect to fully realize the synergies for several years. The actual amount of synergies that the Company ultimately realizes, and the costs of implementation, could differ materially from the estimates set forth herein. 3

Agenda I. Transaction Overview II. Energizer Holdings Update III. Acquisition Rationale IV. Key Credit Highlights V. Financial Overview VI. Appendix 4

Executive Summary  On January 16, 2018, Energizer Holdings, Inc. (“Energizer” or the “Company”) announced it had entered into a definitive agreement to acquire the Global Battery and Portable Lighting Business (“Spectrum Batteries”) of Spectrum Brands Holdings, Inc. for a purchase price of $2.0bn in cash (the “Transaction”)  Situation Transaction is subject to customary closing conditions, including regulatory approvals Backdrop  Energizer has received US HSR approval but is still pending antitrust approval in several international jurisdictions  Expected to close prior to the end of CY18  Energizer obtained $2,760mm in committed financing to support the Transaction  Permanent financing for the acquisition is expected to be comprised of approximately:  $400mm Revolving Credit Facility  $200mm Term Loan A  $1,150mm Term Loan B  $350mm USD-denominated Senior Notes Financing Overview  $750mm equivalent EUR-denominated Senior Notes issued by a European subsidiary  Existing Energizer Credit Facilities will be refinanced, while the existing 5.50% Senior Notes due 2025 will remain outstanding  Pro forma for the transaction, First Lien Leverage and Total Leverage are expected to be 2.2x and 4.9x, respectively, based on LTM Q2 FY18 Pro Forma Adj. EBITDA of $622mm (1) 1. Pro Forma Adjusted EBITDA includes $90mm of run-rate synergies, the mid-point of our $80 to $100mm of expected run rate synergies. Refer to Appendix for reconciliation of Pro Forma LTM Adjusted EBITDA. 5

Energizer Holdings, Inc.

Acquisition Overview

Spectrum Batteries at a Glance	• Spectrum Batteries produces and markets globally a diversified range of products including alkaline, carbon zinc, hearing aid, watch & electronic, photo and nickel metal hydride rechargeable batteries as well as battery chargers and portable lighting products ▪ Portfolio is anchored by the Varta and Rayovac brands, which add strong positions in complementary geographies in Europe and Latin America ▪ Portfolio also includes various household and specialty batteries, including hearing aid batteries, as well as handheld flashlights and external power sources for electronic devices • Spectrum Batteries generated Net Sales and Adjusted EBITDA of $878mm and $159mm, respectively, in LTM Q2 2018 (1)
Strategic Rationale	• We believe the combination unites product portfolios that are highly complementary in nature and creates a broader portfolio of well-known global battery brands that will enhance Energizer's presence in current markets and expand its reach into both new international markets and attractive channels • Furthermore, we believe the combination provides a compelling set of strategic opportunities that will benefit consumers, including: ▪ Expanding international presence ▪ Broadening brand portfolio and manufacturing capabilities ▪ Accelerating product innovation capabilities ▪ Strengthening position in growing hearing aid channels such as audiologists ▪ Driving cost efficiencies, with $80mm - $100mm in run-rate synergies expected by the third year, excluding one-time costs to achieve ▪ Generating significant incremental cash flow that will position Energizer for future growth
Financial Information	• LTM Q2 2018 Proforma Net Sales: ~$2.7bn • LTM Q2 2018 Proforma Adjusted EBITDA: $622mm (2) • Standalone Energizer LTM Q2 2018 Free Cash Flow: $213mm (3) • Spectrum Batteries expected to generate additional Free Cash Flow in excess of $100mm per year (4)

1. Please see Appendix for a reconciliation to GAAP figures.
2. Pro Forma Adjusted EBITDA includes $90mm of run-rate synergies, the mid-point of our $80 to $100mm of expected run rate synergies. Refer to Appendix for reconciliation of Pro Forma LTM Adjusted EBITDA.
3. Free cash flow defined as cash flow from operating activities, less capital expenditures, net of proceeds from asset sales. Please see Appendix for a reconciliation to GAAP figures.
4. Includes $80-100mm run-rate synergies.

6

Pro Forma Structure Borrower / USD Notes Issuer Public EUR Notes Issuer Shareholders Guarantor (1) Non-Guarantor  $400mm New Revolving Credit Facility  $200mm New Term Loan A Energizer  $1,150mm New Term Loan B Holdings, Inc.  $350mm New USD-denominated Senior Notes  $600mm Existing 5.50% Senior Notes due 2025 Foreign Dutch Entity U.S. Subsidiaries  $750mm equivalent New EUR- Subsidiaries (Non-Guarantor) denominated Senior Notes 1. Guarantors of Euro notes to be determined. 7

Agenda I. Transaction Overview II. Energizer Holdings Update III. Acquisition Rationale IV. Key Credit Highlights V. Financial Overview VI. Appendix 8

Energizer At a Glance Key Financials Brand & Product Overview Key Brands Product Breakdown 100% $1,756mm $389mm Batteries & Auto 12% Lights 11% 75% FY17 Revenue FY17 Adj. EBITDA (1) Premium 50% 77% 25% 3.7% 21.4% 0% Value FY15-17 Average Adj. FY17A % of Net Sales FY15-17 Sales CAGR (1) Household EBITDA Margin Specialty Lights, Auto & Other Free Cash Flow Dynamics (2) Business Highlights ($ in millions) 29 years of Presence in $199 Success with 140 Markets $167 Energizer Bunny Globally (3) $135 Campaign 7.2% Organic ~22% Online Revenue Growth Share with 57% During FY17 Growth (4) Holiday Season FY15 FY16 FY17 1. Please see Appendix for a reconciliation to GAAP figures. 2. Free cash flow defined as cash flow from operating activities, less capital expenditures, net of proceeds from asset sales. Please see Appendix for a reconciliation to GAAP figures. 3. In the U.S. and other markets. 4. 1010data –3 months ending February 2018. 9

Since Separation, We Have Created Value by Effectively Executing Our Strategies

A foundation for delivering long-term value to our shareholders, customers and consumers

Leading with Innovation Is Key to Our Success

- Energizer Bunny is now Bigger, Better & Bunnier with innovation across all battery segments, including the recently launched longest-lasting Energizer Max battery
- New products and upgrades across all lighting segments
- Continued commitment to advance product performance and consumer experiences

Continuous Improvements Drive Productivity Gains

- Successful implementation of portfolio optimization, making Ultimate Lithium battery, the world's longest-lasting AA battery, more available and accessible
- Accelerating eCommerce sales
- Enhancement of supply chain operation, including optimizing manufacturing footprint, streamlining business processes
- Working capital improvement by reduction of inventory levels

Effectively Executing Financial Fundamentals

- Net sales up +7.4% in FY17, with organic growth of +3.7%
- Free Cash Flow growth of +19.5% in FY17 (1)
- Value share up 0.2 points and volume sales up 2.7% for latest 52 weeks (2)
- Online branded leader with 22% share and growth of 57% in the latest quarter(3)


Lead with Innovation
Operate with Excellence
Drive Productivity
Focus on Maximizing Cash Flows

1. Free cash flow defined as cash flow from operating activities, less capital expenditures, net of proceeds from asset sales. Please see Appendix for a reconciliation to GAAP figures.
2. Nielsen Global Track - 52 weeks ending February 2018 (Global Monthly Markets).
3. 1010data – 3 months ending February 2018.

10

Energizer Drives Productivity by Focusing on a Balanced Approach to Capital Allocation Relentless focus on delivering value to Deliver Value shareholders, customers and consumers Selective, Reinvest in Return of Disciplined Pillars to our success Our Business Capital M&A Maximize Free Cash Flow Our foundation 11

Performance Demonstrates Successful Strategic Execution

Gross Margin Initiatives

FY17 Saw Consistent Record of Adjusted Gross Margin Expansion [1]

Q1 FY17	+290 bps
Q2 FY17	+390 bps
Q3 FY17	+10 bps
Q4 FY17	+80 bps

Over +200 bps of Adjusted Gross Margin Improvement in FY17

- Energizer's FY18E adjusted gross margin is expected to improve up to 25 bps as a result of continued productivity initiatives

Initiatives to Maximize Free Cash Flow

- Increased focus on SKUs that drive the most volume and profitability both domestically and internationally
- Portfolio optimization facilitates forecast accuracy, increases supply chain efficiencies and improves working capital
- Revenue management refinement through pricing architecture, trade spending ROI, and mix optimization

Achieved Free Cash Flow of $199mm in FY17 [2]

- Continuous improvement expected to drive Energizer's FY18E Adjusted Free Cash Flow to approximately $240mm to $250mm [3]

FY18 Year to Date (through Q2) Performance Update

- YTD organic sales growth of 1.4%
  - Favorable pricing across several markets increased net sales by 1.8%
  - Investments made in our portfolio in the back half of fiscal 2017 benefited organic sales by 0.8%
  - Partially offsetting the above increases in organic sales were merchandising changes at a US retailer 0.1%, lapping storm volume from the prior fiscal year of 0.6%, and the divesture of the non-core promotional business negatively impacted sale by 0.7%
- YTD Lithium sales growth of 44% and unit growth of 68% for Total Segments – YTD Lithium sales growth of 60% for Total Americas [4]
- $153M of Adjusted FCF in first 6 months or +11% versus prior year driven by improvements in working capital [5]

1. Adjusted gross margin excludes Impact of restructuring, spin and acquisition integration costs. Please see Appendix for a reconciliation to GAAP figures.
2. Free cash flow defined as cash flow from operating activities, less capital expenditures, net of proceeds from asset sales. Please see Appendix for a reconciliation to GAAP figures.
3. Adjusted free cash flow defined as free cash flow excluding costs for Spectrum acquisition.
4. Energizer internal financials.
5. Please see Appendix for reconciliation to GAAP figures.

12

Successful Track Record of Driving Cost Reductions and Efficiency 2013 Restructuring Project Manufacturing Highlights  Other Energizer has focused on cutting costs and maximizing 16% utilization FY09 FY17% Δ SG&A 18% Manufacturing Plants 16 9 (44%) COGS 66% Packaging Facilities 4 1 (75%) $218mm+ Run-Rate Savings Achieved Distribution Centers 41 25 (39%) Pro Forma Battery Manufacturing Footprint (1) 1. After transaction close. 13

Energizer Growing in eCommerce Online Penetration (1) E-Commerce Strategy Going Forward  Energizer is the leading U.S. Online Battery  Accelerate E-Commerce sales globally via branded manufacturer in the Sales marketplace platforms and with brick and mortar U.S. online battery market omni-channel partners ENR  Energizer captured ~22% of 22%  Build, Buy and Borrow talent and partnerships to eCommerce sales in the Other expand dynamic capabilities 78% U.S., with 57% growth in the  Redefine the organization to win in the digital latest 3 month period economy eCommerce Value Performance (2) Energizer Value Sales ($MM) Energizer Value Share +117% vs 2YA 19.3 $47.5 $31.1 17.0 $21.9 16.0 2015 2016 2017 2015 2016 2017 1. 1010data - 3 months ending February 2018. 2. 1010data – Values Sales and Value Share, All Merchants; yearly sales through December 2017. 14

Agenda I. Transaction Overview II. Energizer Holdings Update III. Acquisition Rationale IV. Key Credit Highlights V. Financial Overview VI. Appendix 15

Strategic Merits of the Transaction Meets Energizer’s Disciplined Overlapping business model allows Energizer to Acquisition Criteria leverage its core competencies Benefits from Complementary Expanded brands and product portfolio to meet more Businesses customer and consumer needs Increases Presence Energizer will benefit from presence in higher growth in International Markets Latin America and enhanced scale in Europe Enhances R&D Capabilities Accelerates innovation and enables the introduction of and Resources more World’s First products Leverage existing asset base and eliminate Creates Operational Benefits redundancies to address rising costs to compete in category Enhances Ability To Compete in Brands and products to compete in growing channels Growing Channels like eCommerce 16

Spectrum Batteries Meets Energizer’s Disciplined Acquisition Criteria  Branded household products  Defensible business models due to brand, technology and distribution  Leverage Energizer’s core competencies  Similar financial profile  Complementary customer, channel and geographic overlap  Leverage existing global battery platform and integrated supply chain  Ability to derive synergies through scale, operations or enhanced distribution 17

Spectrum Batteries At a Glance Key Financials (1) Brand & Product Overview (1) Key Brands Product Breakdown $866mm $168mm 100% 8% Domestic 23% 75% FY2017 Revenue FY17 Adj. EBITDA (2) 50% 69% 25% 2.2% 19.3% International FY15-17 Average Adj. 0% FY15-17 Sales CAGR FY17A % of Net Sales EBITDA Margin (2) Household Specialty Lights, Auto & Other Adjusted EBITDA Less Capex (1,2) Business Highlights ($ in millions) $148 Strong Position in Longest Lasting in $146 Alkaline Run-Time Hearing Aid $135 eCommerce growth Leading Value +49%, outpacing Brand in the US the category (3) and Growing (4) FY15 FY16 FY17 1. Source: Spectrum Brands Management. 2. Please see Appendix for a reconciliation to GAAP figures. 3. 1010data – Total U.S. eCommerce – Calendar Year 2017 vs Calendar Year 2016. 4. Nielsen Global Track – U.S.– Latest 12 Months Ending February 2018. 18

Acquisition Enhances Our Multi-Brand Strategy to Appeal to More Consumers Globally The Energizer brand The smart, trusted choice challenges and redefines Deliver the best for families everywhere, Deliver the best where energy, technology and inspiring peace of mind as freedom meet to provide batteries at the best it lights, protects, batteries at the best powerful, innovative solutions value entertains and cares for value for consumers to do, enjoy and their everyday moments accomplish more than they ever expected 19

Spectrum Batteries Brings Strength in **Energizer's Strategic Focus Areas**

1 Leading Hearing Aid Battery Platform in an Attractive Growing Industry Sector

- Rayovac currently offers the longest lasting hearing aid battery in the market [1]
- Represents second-largest product category for Spectrum Batteries, with stable mid-single digit top line growth and ~60% gross margins since 2015 [2]
- Category is experiencing favorable tailwinds [2]:


RAYOVAC
RAYOVAC
RAYOVAC
RAYOVAC

The global Hearing Aid batteries market is expected to grow ~39% during the period 2016-2023

Hearing Aid devices are expected to grow over 25% by 2023, due to increases in impairment & adoption rates and binaural usage

Growth will be driven by aging population as well as increases in Hearing Aid device Ownership and usage

2 Strong Presence in International Markets [3]

EMEA	Double digit revenue growth from FY15 to FY17, driven by alkaline and customer wins within the distribution channel
LATAM	~5% gross margin expansion in the last two years, benefiting from product mix shift from zinc carbon to alkaline products
APAC	Strong margins driven by attractive, hearing aid heavy product mix

Future Opportunity for Pro Forma Energizer

- Benefits from increased presence in a high growth and high margin category that is anticipated to experience continued momentum given global device and demographic trends
- Strong foothold and increased scale and efficiency in high growth LATAM and EMEA markets

1. *Based on ANSI/IEC Performance Tests for size 10, 13, 312, excluding size 675 (per Energizer's website).*
2. 4i Battery forecast 2017.
3. Source: Spectrum Brands Management.

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Estimated Synergies 1 Energizer projects $80 – $100 million in annual synergies to be realized in full over a 3 year period 2 Synergies are expected to be derived from the following key areas:  Network optimization  SG&A reductions  Procurement efficiencies 3 Total one-time costs to achieve are estimated at 1.0-1.25x annual run-rate synergies 21

Agenda I. Transaction Overview II. Energizer Holdings Update III. Acquisition Rationale IV. Key Credit Highlights V. Financial Overview VI. Appendix 22

Key Credit Highlights 1  Broad product portfolio across the U.S., Europe, and Latin America Broadest Product Portfolio with Global  Combination enables broader and better solutions for consumers Scale  Attractive growth potential in the Hearing Aid business 2  Relentless product innovation, producing some of the highest-performing power and Market Leader in lighting advancements ever created for the consumer market Innovation, Maximizing Customer Value  Passion to improve consumers’ lives by creating reliable, long-lasting, responsible products 3  Strong financial performance in recessionary and growth markets Attractive Category  Dynamics Benefits from device and demographic trends  ~$5.7bn category globally (1) with high household penetration 4  Significant experience in consumer product marketing, sales and product development Highly Experienced Management Team  Proven ability to innovate and manage existing brands 1. Nielsen Global Track through December 2017; World Markets. 23

1 Improved Product and Geographic Diversification Status Quo FY17 Pro Forma FY17 Product Categories Product Categories Lights, Auto & Lights, Auto & Other Other 12% 11% Other Specialty Other Specialty 10% Premium 9% 33% Hearing Aid 1% Hearing Aid Premium 6% Carbon Zinc 49% 6% Carbon Zinc 6% Value 9% Performance Value 10% Performance 25% 13% FY17 Net Sales: $1,756mm Pro Forma FY17 Net Sales: $2,621mm Geographic Distribution Geographic Distribution Asia Pacific Asia Pacific 16% 12% North EMEA EMEA America North 20% 29% 50% America 57% Latin America 7% Latin America 9% Source: Energizer internal financials and Spectrum Brands Management. 24

1 Global Brand Presence with Operational Scale Global Reach Manufacturing and Distribution Energizer Spectrum Brands 25

Energizer Holdings, Inc.

Leading with Innovation Is Key to Our Success

Battery and Lights



Our Longest Lasting Energizer MAX Ever Lasting up to 30% Longer



The World's #1 Rechargeable Battery Brand



Patented Digital Focus Technology



World's Longest Lasting and Highest Energy AA Battery


RAYOVAC

Improved cell design and formation delivers more power

- **1896** Energizer invents the first dry cell battery for commercial use
- **1904** Varta is established and manufactures small, portable lead accumulators for flashlights and engine ignitions
- **1972** Rayovac launches the first heavy duty all Zinc battery
- **1993** Rayovac introduces a reusable, long-life alkaline battery
- **2004** Energizer introduces the first AAA lithium battery
- **2011** Rayovac and Varta creates an indestructible flashlight
- **2014** Energizer develops a standard-setting No-Leak Guarantee
- **2015** Rayovac launches Fusion Advanced Alkaline Batteries
- **2016** Introduced longest lasting Energizer Max, Ultimate Lithium, and Hearing Aid Batteries

Auto Fragrance



Refresh Your Car® Refillable Fragrance System

Building on the electric fragrance segment HandStands pioneered, the new Refillable System features a refill capsule that can be used alone, or on a 12-V and Visor mounted device



Refresh Your Car® Antibacterial

HandStands brings to market the world's first anti-bacterial cleaner specially formulated to condition and protect a car's interior surfaces



Refresh Your Car® Active Odor Elimination

The first line of automotive air fresheners to both attack odor molecules and remove odors at their source. Available in four platforms

26

3 Battery Market Exhibits Favorable Dynamics Historically stable, resilient category, with favorable trends for Energizer’s business model and strategy $5.7bn $2.8bn High Household Growth in Specialty (2) Category Category Penetration Category Globally (1) in the U.S. (1) +6.9%+ 79% .vs Year +3.3% Ago +3.3% Y-o-Y global growth in CY17 (1) Demand Driven by Growth Driven Devices Devices, Disasters and Requiring Small Batteries, Demographics including Connected (IoT) Devices 1. Nielsen GlobalTrack data ending December 2017, World Total and U.S. for Global Market Size. 2. Nielsen Consumer panel 52 weeks ending 12/23/2017. 27

Industry Track-record of Consistency with Sustained Strength in Branded Batteries

Historical Trends and Future Outlook

- The battery industry has been stable with improving trends for an extended period of time
  - While other non-edible goods have decelerating value sales growth trends, batteries trends have improved driven by disasters, device growth, demographics, and mix shift into specialty
  - Brands continue to matter, as branded volume trends consistently out-perform private label
- Overall volumes are expected to be stable for the industry going forward
  - Volume is expected to shift into specialty and high-power batteries due to evolving device power demands
  - eCommerce is also expected to grow, but currently makes up a relatively small portion of the overall market (~5%) (1)

U.S. Value Sales Trends(2)



Total Non-Edible
Batteries
4.0%
3.0%
2.0%
1.0%
0.0%
3.6%
0.3%
2.3%
0.9%
1.3%
3.4%
2015
2016
2017

U.S. Battery Branded Value Trends (Total U.S. xAOC + eCommerce)(3)



Total Branded
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
2.3%
2.5%
5.0%
2015
2016
2017

Recent category and branded sales growth label demonstrates sustained strength in branded segment

1. Energizer custom analytics estimate for U.S.
2. IRI Total US – MULC – Total Non-Edible; Nielsen Total U.S. xAOC Total Batteries,
3. Nielsen Total U.S. xAOC Calendar Year data through 2014, 2015, 2016, and 2017 - Total Branded are defined as brands outside of Private Label; 1010data All Merchants Calendar Year data through 2014, 2015, 2016 and 2017 – Total Branded are defined as brands outside of AmazonBasics.

28

Optimistic About Growth Potential in Industry

Energizer has product offerings in multiple growth segments to capitalize on battery industry trends

Devices (1)

- Number of Devices per HH expected to stabilize for Household Devices and increase for Specialty Devices

CAGR '18-'23F – Developed Markets

Household Devices | Specialty Devices



+0.5%
+5.8%

Volume Sales Mix (2)



OTHER
9V
D
C
AAA
AA
8.1%
2.2%
2.9%
3.0%
30.6%
53.2%
13.8%
2.3%
2.9%
2.7%
28.8%
49.6%
Category Volume Mix
EHI Volume Mix

- Miniaturization is expected to drive Mix shift into smaller cells
- EHI portfolio is well positioned for this evolution, over indexing in specialty cells vs the category

Hearing Aid (3)

- Hearing Aids per Capita is expected to grow due to increased impairment rates, increased adoption rates, and increased binaural usage



Hearing Aid Devices per Capita
devices used (per 1000 people)
47
9
51
10
65
15
2012
2016
2023F
Developed – 3% CAGR
Developing – 5% CAGR

Global Billion Dollar Disasters (4)

- Global disasters are on the rise and drive increases in demand
- Disasters are diverse in type and dispersed globally



Average: 24
13
8
19
19
17
24
21
21
21
23
41
35
27
41
25
29
30
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016

1. TNS Global Device Inventory ; 4i Analysis and Projections 2018 – Developed Markets.
2. Nielsen Global track World Monthly; 52 Weeks ending February 2018.
3. EHIMA: MarkeTrak Reports, EuroTrak Reports, Basgaard; JHIMA: JapanTrak; Better Hearing Institute, 4i estimates.
4. 2016 Annual Global Climate and Catastrophe Report – Aon Benfield.

29

Highly Experienced Management Team

Alan Hoskins
Chief Executive Officer



- 33 years at Energizer; previously CEO of Household Products division
- Global sales, marketing and operations experience

Tim Gorman
Chief Financial Officer



- 4 years at Energizer; previously VP & Chief Accounting Officer
- 25 years at PepsiAmericas in a variety of finance and accounting leadership roles

Mark LaVigne
Chief Operating Officer



- 8 years at Energizer; previously VP General Counsel & Corp Secretary
- 15 years as legal advisor specializing in M&A transactions
- Leads SPB battery acquisition

Greg Kinder
Chief Supply Chain Officer



- 5 years at Energizer; previously VP & Chief Procurement Officer
- 30 years of experience at leading manufacturing companies

Kelly Boss
General Counsel



- 5 years at Energizer; previously VP & Associate General Counsel
- 24 years of legal experience in consumer goods industry
- Oversees legal, government affairs and corporate compliance and ethics

Sue Drath
Chief Human Capital Officer



- 25 years at Energizer; previously VP of Global Rewards
- Multiple roles in manufacturing and corporate human resources

30

Agenda I. Transaction Overview II. Energizer Holdings Update III. Acquisition Rationale IV. Key Credit Highlights V. Financial Overview VI. Appendix 31

Energizer Historical Financials Historical Net Sales Performance Historical Gross Profit Performance ($ in millions) ($ in millions) $1,756 $1,785 $811 $819 $1,632 $1,634 $756 $712 FY15 FY16 FY17 LTM 2Q18 FY15 FY16 FY17 LTM 2Q18 Historical Adjusted EBITDA Performance (1) Historical Capex Spend ($ in millions) ($ in millions) $389 $373 $346 $341 $40 22.1% $29 20.9% 20.9% 21.2% $25 $24 FY15 FY16 FY17 LTM 2Q18 FY15 FY16 FY17 LTM 2Q18 Adjusted EBITDA Margin 1. Please see Appendix for historical Adjusted EBITDA reconciliation. 32

Spectrum Batteries Historical Financials Historical Net Sales Performance Historical Gross Profit Performance (2) ($ in millions) ($ in millions) ’15-’17 CAGR: 4.3% $841 $866 $878 $830 $277 $285 $262 $277 FY15 FY16 FY17 LTM 2Q18 FY15 FY16 FY17 LTM 2Q18 Historical Adjusted EBITDA (1) Historical Capex Spend ($ in millions) ($ in millions) $169 $168 $22 $22 $159 $21 $153 $19 20.1% 19.4% 18.5% 18.1% FY15 FY16 FY17 LTM 2Q18 FY15 FY16 FY17 LTM 2Q18 Adjusted EBITDA Margin Source: Spectrum Brands Management. 1. Please see Appendix for historical Adjusted EBITDA reconciliation. 2. Includes shipping and handling costs reclassified to cost of goods sold consistent with Energizer’s accounting policies. 33

Financial Policy Overview  Management will continue to employ a disciplined approach to capital allocation, prioritizing Focus on deleveraging over the next 3 fiscal years from closing Deleveraging  Deleveraging primarily driven by Free Cash Flow generation, including benefits of productivity initiatives and synergy realization from the Spectrum Batteries acquisition  Company expects to continue to pay a regular public-company cash dividend  In July 2015, Energizer’s Board of Directors approved an authorization for the Company to acquire up Return to to 7.5 million shares of its common stock Shareholders  From inception to Q2 FY18, a total of 3.3 million shares were repurchased on the open market at an average price of $42.17 per share  As of May 2, 2018, 4.2 million shares remain available for repurchase  Modest intra-period utilization of the upsized $400mm Revolving Credit Facility Maintain Ample  Maintenance of ample cash balance to preserve strong liquidity position Liquidity  Limited capital expenditure needs and expected continued benefit from working capital improvements  Continued organic growth from geographic expansion and product innovation Disciplined  Growth Strategy Strategic approach to M&A, with strict criteria for high quality assets in complementary household product businesses 34

Agenda I. Transaction Overview II. Energizer Holdings Update III. Acquisition Rationale IV. Key Credit Highlights V. Financial Overview VI. Appendix 35

Historical Adjusted EBITDA and Free Cash Flow Reconciliation

Energizer Adjusted EBITDA Reconciliation

($ in millions)	Fiscal Year Ended September 30, 2015	2016	2017	LTM 2Q18
Net Earnings	($4.0)	$127.7	$201.5	$127.2
Income tax expense / (benefit)	3.3	38.0	71.8	89.5
Earnings (loss) before taxes	($0.7)	$165.7	$273.3	$216.7
Interest	77.9	54.3	53.1	56.6
D&A	41.8	34.3	50.2	46.8
EBITDA	$119.0	$254.3	$376.6	$320.1
Handstands EBITDA	0.0	27.5	0.0	0.0
Restructuring	13.0	4.9	0.0	0.0
Spin Costs	98.1	10.4	0.0	0.0
Spin Restructuring	39.1	5.8	(3.8)	0.0
Inventory Step-Up	0.0	8.1	0.0	0.0
Gain on Sale of Real Estate	0.0	0.0	(16.9)	(1.7)
Acquisition and Integration Costs	0.0	10.0	8.4	28.1
Venezuela Deconsolidation	65.2	0.0	0.0	0.0
Share-Based Payments	11.1	20.4	24.3	26.4
Adj. EBITDA	$345.5	$341.5	$388.6	$372.9
% of Net Sales	21.2%	20.9%	22.1%	20.9%
FY15- FY17 Average Adj. EBITDA Margin			21.4%	

Spectrum Batteries Adjusted EBITDA Reconciliation

($ in millions)	Fiscal Year Ended September 30, 2015	2016	2017	LTM 2Q18
Net Earnings	$82.2	$59.3	$84.5	$97.8
Income tax expense / (benefit)	28.8	67.5	36.4	16.2
Earnings (loss) before taxes	111.0	126.8	120.9	114.0
Interest	0.7	1.5	1.6	2.0
D&A	28.3	28.0	29.8	31.6
EBITDA	$140.0	$156.3	$152.3	$147.6
Restructuring	1.8	0.0	1.7	1.3
Acquisition and integration costs	0.0	0.2	0.4	0.5
Share-Based Payments	7.4	8.3	8.3	4.2
Carve Out Allocations	4.1	4.3	5.3	5.6
Adj. EBITDA	$153.3	$169.1	$168.0	$159.2
% of Net Sales	18.5%	20.1%	19.4%	18.1%
FY15- FY17 Average Adj. EBITDA Margin			19.3%	
Capital Expenditures	18.5	21.2	22.3	21.8
Adjusted EBITDA Less Capex	$134.8	$147.9	$145.7	$137.4

Pro Forma LTM 2Q18 Adjusted EBITDA Reconciliation

($ in millions)	LTM Q218
Energizer Adj. EBITDA	$373
SPB Batteries Adj. EBITDA	159
Adjusted EBITDA	$532
Plus: Estimated mid-point of run-rate synergies	90
Synergized Adjusted EBITDA	$622

Energizer Free Cash Flow Reconciliation

($ in millions)	Fiscal Year Ended September 30, 2015	2016	2017	LTM 2Q18
Net cash from operating activities	$161.8	$193.9	$197.2	$233.5
Capital Expenditures	(40.4)	(28.7)	(25.2)	(24.2)
Proceeds from Sale of Assets	13.7	1.5	27.2	4.1
Free Cash Flow	$135.1	$166.7	$199.2	$213.4
% of Net Sales	8.3%	10.2%	11.3%	12.0%
% Growth		23.4%	19.5%	

Note: Please refer to "Presentation of Financial Information" on page 3 as it relates to pro forma financial data.

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Energizer Holdings, Inc.

Historical Gross Margin and Adjusted Free Cash Flow Reconciliation

Energizer Adusted Gross Margin Reconciliation

($ in millions)	Fiscal Year Ended September 30, 2017					Fiscal Year Ended September 30, 2016				
	Q1 17	Q2 17	Q3 17	Q4 17	2017	Q1 16	Q2 16	Q3 16	Q4 16	2016
Sales	$559.6	$359.0	$372.0	$465.1	$1,755.7	$506.8	$334.0	$361.0	$432.4	$1,634.2
Reported Cost of Products Sold	288.0	191.1	214.0	251.3	944.4	277.0	192.4	207.3	245.1	921.8
Reported Gross Profit	$271.6	$167.9	$158.0	$213.8	$811.3	$229.8	$141.6	$153.7	$187.3	$712.4
Reported Gross Margin	48.5%	46.8%	42.5%	46.0%	46.2%	45.3%	42.4%	42.6%	43.3%	43.6%
Restructuring	0.0	0.0	0.0	0.0	0.0	1.1	1.2	0.1	0.0	2.4
Spin	0.0	0.0	0.0	0.0	0.0	0.0	0.5	(0.1)	0.0	0.4
Acquisition and Integration Costs	0.0	0.2	0.9	0.0	1.1	0.0	0.0	0.0	0.0	0.0
Inventory Step Up	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	8.1	8.1
Adjusted Cost of Products Sold	288.0	190.9	213.1	251.3	943.3	275.9	190.7	207.3	237.0	910.9
Adjusted Gross Profit	$271.6	$168.1	$158.9	$213.8	$812.4	$230.9	$143.3	$153.7	$195.4	$723.3
Adjusted Gross Margin	48.5%	46.8%	42.7%	46.0%	46.3%	45.6%	42.9%	42.6%	45.2%	44.3%

Energizer Adjusted Free Cash Flow Reconciliation

($ in millions)	Six Months Ended March 31	
	YTD 2Q17	YTD 2Q18
Net cash from operating activities	$ 124.3	$160.6
Capital Expenditures	(12.3)	(11.3)
Proceeds from Sale of Assets	23.1	-
Free Cash Flow	$135.1	$149.3
Spectrum Acquisition Related Payments	2.7	3.5
Adjusted Free Cash Flow	$137.8	$152.8
% Growth		10.9%

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